                                                                    Exhibit 3.12

                        RETRACTABLE TECHNOLOGIES, INC.
                            1999 STOCK OPTION PLAN


         This Retractable Technologies, Inc. 1999 Stock Option Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Retractable Technologies, Inc., a Texas corporation (hereinafter called the "Company"), on September 14, 1999. The date of approval of the Plan (hereinafter called the "Date of Approval") is fixed at July 1, 1999. The Plan will be submitted to the Shareholders of the Company for approval within one (1) year of the Date of Approval.

         (1) PURPOSE AND SCOPE. The purposes of this Plan are to encourage
             -----------------
ownership by employees of the Company and its subsidiaries, to provide an incentive for such employees to expand and improve the profits of the Company and its subsidiaries, and to assist the Company and its subsidiaries in attracting and retaining key personnel through the grant of incentive stock options and non-qualified stock options to purchase shares of the Company's common stock. Incentive stock options may only be granted to key employees of the Company and its subsidiaries. Non- qualified stock options, but not incentive stock options, may be given to other employees, independent contractors or non-employee directors of the Company and its subsidiaries pursuant hereto.

         (2) DEFINITIONS. For purposes of this Plan, the following terms shall
             -----------
have the following meanings:

              (A) "Board" shall mean the Board of Directors of the Company.

              (B) "Committee" shall mean the Compensation Committee, which shall be appointed by the Board.

              (C) "Company" shall mean Retractable Technologies, Inc., a Texas corporation.

              (D) "Code" shall mean the Internal Revenue Code of 1986, as amended.

              (E) "ISO" shall mean an incentive stock option within the meaning of Section 422 of the Code to purchase Stock, granted pursuant to this Plan.

              (F) "NQSO" shall mean a non-qualified stock option to purchase
                  Stock, granted pursuant to this Plan.

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 1 of 9

              (G) "Option Price" shall mean the purchase price for Stock pursuant to a Stock Option as determined in Section (6) of this Plan.

              (H) "Participant" shall mean an employee of the Company, or of any subsidiary of the Company, to whom an ISO is granted under this Plan, and in the case of an NQSO, shall mean such persons or an independent contractor to whom an NQSO is granted pursuant to this Plan.

              (I) "Plan" shall mean this Retractable Technologies, Inc. 1999
                  Stock Option Plan.

              (J) "Stock" shall mean the common stock of the Company, no par value.

              (K) "Stock Option" shall mean an IS or NQSO.

         (3)  STOCK TO BE OPTIONED; DESIGNATION OF INCENTIVE STOCK OPTIONS.
              ------------------------------------------------------------
Subject to the provisions of Section (11) of this Plan, the maximum number of shares of Stock that may be optioned or sold under this Plan is Two Million (2,000,000) shares, all of which may be designated as ISOs. The shares shall be either treasury or authorized but unissued shares of Stock of the Company. Options or portions of options granted under this Plan to key employees may, in the discretion of the Committee, be designated as ISOs or as NQSOs. Options granted to non- employees must be NQSOs. In addition to any other term or provision of this Plan applicable to an ISO, any option designated as an ISO shall also be subject to the condition that the aggregate fair market value (determined at the time the options are granted) of the Company's Common Stock with respect to which incentive stock options are exercisable for the first time by any individual employee during any calendar year (under this Plan and all other similar plans of the Company and its subsidiaries hereafter adopted) shall not exceed One Hundred Thousand Dollars ($100,000.00).

         (4)  ADMINISTRATION. This Plan shall be administered by the Committee
              --------------
or, in the absence of Committee, by the Board. The Committee shall be responsible to the Board for the operation of this Plan, and shall make recommendations to the Board with respect to participation in this Plan by employees of the Company and its subsidiaries, and with respect to the terms, limitations, restrictions, conditions and extent of that participation. The interpretation and construction of any provision of this Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by that member in good faith relating to the Plan or any award thereunder.

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 2 of 9

         (5)  ELIGIBILITY. The Board, upon recommendation of the Committee or
              -----------
upon its own action, may grant Stock Options to any employee (including an employee who is also a Director or an Officer) of the Company or its subsidiaries or any independent contractor. The Board shall designate the Stock Options as ISOs or NQSOs to the extent permitted hereby. In making its selection and in determining the amount of awards to recommend, the Committee may consider any factors it deems relevant including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth. Stock Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine in its sole discretion. Except as required by this Plan, Stock Options granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation, determinations of the employees to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among employees who receive, or are eligible to receive, awards under the Plan, whether or not those employees are similarly situated.

         (6)  OPTION PRICE FOR ISOs AND NQSOs. For any Participant who is not
              -------------------------------
deemed to be a Ten Percent (10%) Shareholder under the rules applicable to ISOs under 422 of the Code (a "10% Shareholder"), the Option Price for each share to be acquired pursuant to an ISO shall be One Hundred Percent (100%) of the fair market value of the share as determined by the Board of Common Stock on the date the ISO is granted. For any Participant who is deemed to be a 10% Shareholder under the rules applicable to ISOs under Section 422 of the Code, the Option Price for each share to be acquired pursuant to an ISO shall be One Hundred Ten Percent (110%) of the fair market value of the share. The Option Price for any NQSO shall be as determined by the Board of Common Stock on the date the NQSO is granted. In addition, the Board shall include in any NQSO granted pursuant to this Plan a condition that, upon exercise of the NQSO and prior to the issuance of any stock certificate to the Participant, the Participant shall remit to the Company the amount, if any, of any federal, state or local employment taxes required to be withheld upon exercise of the NQSO. The Participant may (i) make a direct payment to the Company to satisfy this obligation, (ii) increase withholding on his cash compensation on the date the NQSO is exercised, and/or
(iii) use the procedure described in the following provisions of this Subsection
(6). One (1) month prior to exercise of a NQSO, the Participant may deliver a notice of withholding election to the Company. The notice shall state that the

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 3 of 9

Company is to (i) calculate the amount of withholding tax due as if all shares for which a NQSO is to be exercised were delivered, (ii) increase withholding on his cash compensation on the date the NQSO is exercised, and/or (iii) use the procedure described in the following provisions of this Subsection (6). One (1) month prior to exercise of a NQSO, the Participant may deliver a notice of withholding election to the Company. The notice shall state that the Company is to (i) calculate the amount of withholding tax due as if all shares for which a NQSO is to be exercised were delivered; (ii) reduce that number of shares made available for delivery so that the fair market value of the shares withheld on the exercise date approximates the Company's withholding tax obligation, and
(iii) pay the cash to the Internal Revenue Service and other applicable taxing authorities on the Participant's behalf instead. No withholding obligation shall be imposed by this Section (6) unless also imposed by applicable law.

         (7)  TERMS AND CONDITIONS OF OPTIONS GENERALLY; ISO PROVISIONS. Stock
              ---------------------------------------------------------
Options granted pursuant to this Plan shall be authorized by the Board and shall be evidenced by a written Stock Option Agreement or Agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Any Stock Option granted pursuant to this Plan must be granted within ten (10) years of the earlier of the date of adoption of this Plan or he approval of this Plan by the Company's Shareholders. Any agreements with respect to ISOs shall comply with and be subject to the following terms and conditions:

              (A)   DEATH OF PARTICIPANT.
                    --------------------

                    (i) Notwithstanding Section 7(B) of this Plan, upon the death of the Participant, any ISO exercisable on the date of death may be exercised by the Participant's estate or by a person who acquires the right to exercise such ISO by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within both the remaining option term of the ISO and within twelve (12) months after the Participant's death.

                    (ii) The provisions of this Subsection 7(A) shall apply notwithstanding the fact that the Participant's employment may have terminated prior to death, and if the Stock Option remains exercisable but only to the extent of any ISOs exercisable on the date of death.

              (B)   DISABILITY. Upon the termination of the Participant's
                    ----------
                    employment by reason of permanent disability (as determined by the Board), the Participant may, within twelve (12) months from the date of such termination of employment, exercise any ISOs to the extent such ISOs were exercisable at the date of such termination of employment due to disability.

              (C)   TERMINATION FOR OTHER REASONS. Except as provided in
                    -----------------------------
                    Sections 7(A) and 7(B), all ISOs shall automatically terminate three

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 4 of 9

                    (3) months after the termination of the Participant's employment without cause and automatically upon termination with cause.

              (D)   TIME AND METHOD OF PAYMENT. The Option Price of an ISO shall
                    --------------------------
                    be paid in full in cash at the time an ISO is exercised under this Plan. Otherwise, an exercise of any ISO granted under this Plan shall be invalid and of no effect. Promptly after the exercise of an ISO and the payment of the Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder under certificates for shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

              (E)   NUMBER OF SHARES. Each ISO Agreement shall state the total
                    ----------------
                    number of Shares of Stock to which it pertains.

                    GENERAL OPTION PERIOD AND LIMITATIONS ON EXERCISE OF
                    ----------------------------------------------------
                    OPTIONS. Subject to the provisions of Section (3) of this
                    -------
                    Plan, the Board may, in its discretion, provide that an ISO may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the IS Agreement. Except as provided in the IS Agreement, an ISO may be exercised in whole or in part at any time during its term. Notwithstanding any other provision of this Plan, an IS granted to a Participant who is not deemed to be a 10% Shareholder may not be exercised after the expiration of ten
                    (10) years from the date it is granted. Notwithstanding any other provisions of this Plan, no ISO granted to a Participant who is deemed to be a 10% Shareholder may be exercised after the expiration of five (5) years from the date it is granted. No Stock Option may be exercised for a fractional share of Stock. An ISO exercised in part shall remain exercisable as to the remaining part in accordance with its terms.

         (8)  NQSO REQUIREMENTS. Any Agreements with respect to NQSOs shall
              -----------------
comply with an be subject to the following terms and conditions:

              (A)   DEATH OF PARTICIPANT.
                    --------------------

                    (i) Notwithstanding Section 8(B) of this Plan, upon the death of the Participant, any NQSO exercisable on the date of death may be exercised by the Participant's estate or by a

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 5 of 9
                         person who acquires the right to exercise such NQSO by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within both the remaining option term of the NQSO and within twelve (12) months after the Participant's death. Any nonvested NQSOs shall be forfeited at the death of the Participant.

                   (ii) The provisions of this Subsection 8(A) shall apply notwithstanding the fact that the Participant's employment may have terminated prior to death, and if the NQSO remains exercisable but only to the extent of any NQSOs exercisable on the date of death.

              (B)  DISABILITY. Subject to Section 8(A), upon the termination of
                   ----------
                   the Participant's employment by reason of permanent disability (as determined by the Board), the Participant may, during the remaining term of the Option, exercise any NQSOs to the extent such NQSOs were exercisable at the date of such termination of employment due to disability. Nonvested NQSOs are forfeited upon termination of employment due to disability.

              (C)  TERMINATION FOR OTHER REASONS. Except as provided in Sections
                   -----------------------------
                   8(A) and 8(B) or except as otherwise determined by the Board in granting the NQSO, all NQSOs shall automatically terminate upon the termination of employment for cause. Otherwise, subject to Section 8(A), the vested portion of the NQSO shall expire upon the expiration of its term. Nonvested NQSOs are forfeited upon termination of employment with or without cause.

              (D)  TIME AND METHOD OF PAYMENT. The Option Price and any other
                   --------------------------
                   amounts payable upon exercise of an NQSO shall be paid in full at the time an NQSO is exercised under this Plan. Otherwise, an exercise of any NQSO granted under this Plan shall be invalid and of no effect. Promptly after the exercise of an NQSO and the payment of the Option Price and any other required amounts, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until certificates for the shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 6 of 9

              (E)  NUMBER OF SHARES. Each Stock Option Agreement shall state the
                   ----------------
                   total number of shares of Stock to which it pertains.

              (F)  GENERAL OPTION PERIOD AND LIMITATIONS ON EXERCISE OF OPTIONS.
                   ------------------------------------------------------------
                   Subject to the provisions of Section (3) of this Plan, the Board may, in its discretion, provide that an NQSO may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Stock Option Agreement. Except as provided in the Stock Option Agreement, a vested NQSO may be exercised in whole or in part at any time during its terms. No NQSO may be exercised for a fractional share of Stock. An NQSO exercised in part shall remain exercisable as to the remaining part in accordance with its terms.

         (9)  NO OBLIGATION TO EXERCISE STOCK OPTION. The granting of a Stock
              --------------------------------------
Option shall impose no obligation upon the Participant to exercise that Stock Option.

         (10) NONASSIGNABILITY. ISOs shall not be transferable other than by
              ----------------
will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant. NQSOs may not be transferred for a period of one (1) year from the date of grant to non-Affiliates and may not be transferred for a period of two (2) years from the date of grant to Affiliates. For purposes of this Section, the term "Affiliate" shall mean an executive officer of the Company, a director of the Company, a 10% Shareholder, a family member of any such person or any entity in which directors, executive officers, 10% Shareholders or their family members hold at least ten percent (10%) of the equity, profits interests, beneficial interests or voting rights.

         (11) EFFECT OF CHANGE IN STOCK SUBJECT TO THIS PLAN. The aggregate
              ----------------------------------------------
number of shares of Stock available for Stock Options under this Plan, the shares subject to any Stock Option and the price per share shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of this Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a Stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Stock Option shall pertain, apply and relate to the securities to which a holder of the number of shares of Stock subject to the Stock Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Stock Options outstanding under this Plan shall terminate; provided, however, that each Participant (and each other person entitled to exercise a Stock Option) shall have the right, immediately prior to such

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 7 of 9
dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Stock Options in whole or in part, but only to the extent that such Stock Options are otherwise exercisable under the terms of this Plan.

         (12) AGREEMENT AND REPRESENTATION OF EMPLOYEES. As a condition to the
              -----------------------------------------
exercise of any portion of a Stock Option, the Company may require the person exercising such Stock Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the option of counsel for the Company, such representation is required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable law, regulation or rule of any governmental agency.

         (13) RESERVATION OF SHARES OF STOCK. The Company, during the term of
              ------------------------------
this Plan, will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan.

         (14) EFFECTIVE DATE OF PLAN. The Plan shall be effective from the date
              ----------------------
that this Plan is approved by the Board.

         (15) TAX REPORTING FOR ISO EXERCISE. The Company or a subsidiary of the
              ------------------------------
Company, as appropriate, shall furnish a statement to any Participant exercising an ISO on or before January 31 of the calendar year following the calendar year in which and ISO exercise occurs in compliance with Section 6039(a) of the Code. The statement shall contain the following information:

              (A) The employer corporation's name, address and taxpayer identification number;

              (B) The name, address and taxpayer identification number of the person to whom the ISO shares are transferred;

              (C)   The name and address of the Company;

              (D)   The date the ISO was granted:

              (E) The date the shares were transferred pursuant to the exercise of the ISO;

              (F)   The fair market value of the Stock on date of exercise;

              (G)   The number of shares transferred upon exercise of the ISO;

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 8 of 9

              (H)   A statement that the IS was an ISO; and

              (I)   The total cost of the shares.

         (16) RIGHTS OF EMPLOYEES. No person shall have any rights or claims
              -------------------
under the Plan except in accordance with the provisions of the Plan. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

         (17) USE OF PROCEEDS. Proceeds from the sale of shares pursuant to
              ---------------
Stock Options granted under this Plan shall constitute general funds of the Company.

         (18) AMENDMENTS. The Board of Directors may discontinue the Plan and
              ----------
the Committee may amend the Plan from time to time, but no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

              (A) Except as provided in Section (11) of the Plan, increase the total number of shares reserved for the purposes of the Plan;

              (B) Decrease the Option Price of an IS to less than the amounts shown in Section (6) of the Plan; or

              (C)   Extend the duration of the Plan.

              Except as provided in Section (11) of the Plan, neither shall any amendment, alteration or discontinuation impair the rights of any holder of a Stock Option theretofore granted without his consent; provided, however, that if the Committee after consulting with management of the Company determines the application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of employee stock options would have a significant adverse effect on the Company's financial statements because of the fact that Stock Options granted before the issuance of such statement are then outstanding, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of those Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.

Retractable Technologies, Inc.
1999 Stock Option Plan - Page 9 of 9

                        RETRACTABLE TECHNOLOGIES, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT



     This Retractable Technologies, Inc. Nonqualified Stock Option Agreement (the "Agreement") is made and entered into by and between RETRACTABLE TECHNOLOGIES, INC. (the "Company") and ____________________ (the "Optionee"). The Company and the Optionee are sometimes hereinafter collectively referred to as the "Parties".

     (1)  OPTION. The Company hereby confirms its grant as of __________, _____,
          ------
to the Optionee of the right and option to purchase ___________ (_________) shares of the Common Stock of the Company on the terms set forth in this Agreement (the "Option"). The options granted are designated as nonqualified stock options. Options are not vested until they become exercisable. Options that are exercisable may be forfeited pursuant to Section (8) of the Company's 1999 Stock Option Plan. This Option shall be exercisable in installments as follows:

               Date                          Shares
               ----                          ------


     (2)  TERMINATION OF OPTION. The unexercised portion of this Option which
          ---------------------
has been become exercisable shall automatically and without notice terminate and become null and void at the time of the earlier of the following to occur:

          (A)  After _________________________, ______;

          (B)  Termination of employment with cause; or

          (C) Twelve (12) months after the Optionee's termination of employment due to death.

Nonvested options (options that have not become exercisable) are automatically forfeited upon death, permanent disability or termination of employment with or without cause. The unexercised portion of an Option with respect to which there has been a partial exercise shall remain exercisable during its remaining term.

          EXERCISE OF OPTION. This Option shall be exercised by the Optionee (or
          ------------------
by his executors or administrators, as provided in Section (7) of this Agreement) as to all or part of the shares covered hereby, by the giving of written notice of such exercise, in substantially the form set forth in Exhibit "A", attached hereto and


RETRACTABLE TECHNOLOGIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT - Page 1 of 6 incorporated herein for all purposes, to the Company specifying the number of shares to be purchased, specifying how the withholding tax obligation shall be satisfied and specifying a business day (the "Exercise Date") not less than five
(5) days nor more than one (1) months from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased. The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice and to exercise the right on the date specified in the notice. Upon payment of all amounts due from the Optionee including tax withholding upon exercise of this Option, the Company shall cause certificates for any shares to be delivered to the Optionee (or the person exercising the Optionee's options in the event of his death) at its principal business office within ten (10) business days after the Exercise Date.

     (4)  OPTION PRICE. The purchase price of the shares which may be purchased
          ------------
pursuant to this Option shall be ___________________ ($______) per share (the "Option Price").

     (5)  TAX WITHHOLDING. Exercise of an Option in whole or in part hereunder
          ---------------
is conditioned upon the Optionee remitting to the Company in addition to the Option Price the amount of employment taxes, if any, required to be withheld upon exercise of this Option. The Optionee may satisfy this obligation by means of one or more of the following methods in situations in which withholding is required: (i) a direct payment by cashier's check to the Company, (ii) increase withholding on his cash compensation payable on the Exercise Date or (iii) only if permitted in the sole discretion of the Company (which consent may be unreasonably withheld), use the procedure described in the following provisions of this Section (5). As part of the notice of exercise as set forth in Section
(3) of this Agreement, if permitted in the sole discretion of the Company (which consent may be unreasonably withheld), the Optionee may deliver of notice of withholding election to the Company. The notice shall state that the Company is to (i) calculate the amount of withholding tax due as if all shares for which an Option is to be exercised were delivered, (ii) reduce that number of shares made available for delivery so that the fair market value of the shares withheld on the Exercise Date approximates the Company's withholding tax obligation, and
(iii) pay the cash to the Internal Revenue Service on the Optionee's behalf instead.

     (6)  NO RIGHTS PRIOR TO ISSUANCE OF CERTIFICATE. Neither the Optionee nor
          ------------------------------------------
his executors or administrators shall have any of the rights of a shareholder of the Company with respect to the shares subject to this Option until a certificate or certificates for such shares shall have been issued upon the exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

     (7)  NONASSIGNABILITY. This Option may not be transferred to a non-
          ----------------


RETRACTABLE TECHNOLOGIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT - Page 2 of 6

Affiliate for a period of one (1) years from the date of grant. This Option may not be transferred to an Affiliated (as that term is defined in the Plan) for a period of two (2) years from the date of grant. Any permitted transfer must nevertheless comply with all applicable state and federal securities laws. The Options granted hereunder have not been registered under applicable securities laws.

     (8)  ADJUSTMENT FOR CORPORATE EVENTS. In the event of any stock split,
          -------------------------------
stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of this Option is outstanding but unexercised, or if the Company participates in any transaction resulting in a corporate merger, consolidation, acquisition or property or stock, separation, reorganization (where the Company is the surviving entity) or liquidation, the Board of Directors of the Company or any surviving corporation shall take reasonable steps to prevent dilution of the Option.

     (9)  REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE: LEGEND. The Optionee,
          ------------------------------------------------------
by his acceptance hereof, represents and warrants to the Company that his purchase of shares of Common Stock upon the exercise hereof shall be for investment and not with a view to distribution or sale, provided that this representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or without such representation and warranty is exempt from registration under the Act. The Optionee agrees that the obligation of the Company to issue shares upon the exercise of an option shall also be subject as conditions precedent to compliance with applicable provisions of the act, the Securities Exchange Act of 1934, as amended, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange and/or securities market upon which the Company's securities shall be listed and/or quoted. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of this Option.

     (10) EMPLOYMENT WITH THE COMPANY. As used herein, the term "employment with
          ---------------------------
the Company" shall include employment with the Company or with any of its subsidiaries or engagement as an independent contractor.

     (11) OPTIONEE ACKNOWLEDGMENT. The Optionee hereby agrees to accept as
          -----------------------
binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, upon any questions arising under this Agreement.

     (12) LEGAL CONSTRUCTION. In the event that any one or more of the terms,
          ------------------
oprovisions or agreements that are contained in this Agreement shall be held by a Court


RETRACTABLE TECHNOLOGIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT - Page 3 of 6 of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal or unenforceable term, provision or agreement shall not affect any other term, provision or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal or unenforceable term, provision or agreement had never been contained herein.

     (13) COVENANTS AND AGREEMENTS AS INDEPENDENT AGREEMENTS. Each of the
          --------------------------------------------------
covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     (14) ENTIRE AGREEMENT. This agreement, the Company's 1999 Stock Option
          ----------------
Plan and the Exhibit A, which is attached hereto and incorporated herein for all purposes, supersede any and all other prior understandings and agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and constitute the sole and only agreement between the Parties with respect to the said subject matter. All prior negotiations and agreements between the Parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement, the Company's 1999 Stock Option Plan or in the attached exhibit shall not be valid or binding or of any force or effect. In the event of any conflict between this Agreement and the Company's 1999 Stock
Option Plan, the terms of the Plan shall control.

     (15) PARTIES BOUND. The terms, provisions, representations, warranties,
          -------------
covenants and agreements that are contained in this Agreement shall apply to, be bind upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns.

     (16) TEXAS LAW TO APPLY. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND
          ------------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).

     (17) MODIFICATION. No change or modification of this Agreement shall be
          ------------
valid or binding upon the Parties unless the change or modification is in writing and signed by the Parties.


RETRACTABLE TECHNOLOGIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT - Page 4 of 6

     (18) TIME. Time is of the essence in the performance of this Agreement.
          ----

     (19) HEADINGS. The headings that are used in this Agreement are used for
          --------
reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     (20) GENDER AND NUMBER. Words of any gender used in this Agreement shall be
          -----------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     (21) NOTICE. Any notice required or permitted to be delivered hereunder
          ------
shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

          (A) Notice to the Company shall be addressed and delivered as follows:

               RETRACTABLE TECHNOLOGIES, INC.
               P. 0. BOX 9
               511 LOBO LANE
               LITTLE ELM, TEXAS 75068-0009
               ATTENTION:     THOMAS J. SHAW
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

          (B) Notice to the Optionee shall be addressed and delivered as follows:


               ___________________________________________________________
               ___________________________________________________________
               ___________________________________________________________



     IN WITNESS WHEREOF, the Company, RETRACTABLE TECHNOLOGIES, INC. has caused these presents to be signed on this the ____ day of ____________, _____ by its duly authorized officer.

                              RETRACTABLE TECHNOLOGIES, INC.


RETRACTABLE TECHNOLOGIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT - Page 5 of 6

                              By:_______________________________________
                                   THOMAS J. SHAW
                                   President and Chief Executive Officer


ATTEST:


____________________________
LILLIAN E. SALERNO
Secretary


                              ACCEPTED AND AGREED TO:




                              __________________________________________
                              OPTIONEE:

                              __________________________________________
                              OPTIONEE'S (Printed Name)



RETRACTABLE TECHNOLOGIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT - Page 6 of 6

                        RETRACTABLE TECHNOLOGIES, INC.
                     1999 INCENTIVE STOCK OPTION AGREEMENT


     This Retractable Technologies, Inc. 1999 Incentive Stock Option Agreement (the "Agreement") is made and entered into by and between RETRACTABLE TECHNOLOGIES, INC. (the "Company") and ____________________, a key employee of the Company or its subsidiaries (the "Optionee"). The Company and the Optionee are sometimes hereinafter collectively referred to as the "Parties".

     (1)  OPTION.  On July 1, 1999, the Board of Directors of the Company
          ------
granted to the Optionee the right and option to purchase a total of ____________ (_______) shares of the Common Stock of the Company on the terms set forth in this Agreement (the "Option") and subject to the terms of the Company's 1999 Stock Option Plan (the "Plan"). The Option granted pursuant to this Agreement is designated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). OPTIONEE ACKNOWLEDGES THAT, IN THE EVENT THE COMPANY'S SHAREHOLDERS FAIL FOR ANY REASON TO ADOPT THE PLAN BY _____________, 1999, THE OPTIONS GRANTED HEREBY SHALL NOT BE INCENTIVE STOCK OPTIONS AND SHALL NOT BE ENTITLED TO FAVORABLE TAX TREATMENT BUT SHALL INSTEAD BE NONQUALIFIED STOCK OPTIONS AND SUBJECT TO REQUIRED TAX WITHHOLDING. OPTIONEE FURTHER ACKNOWLEDGES THAT EXERCISE OF AN INCENTIVE STOCK OPTION MAY SUBJECT THE EMPLOYEE TO ADVERSE TAX CONSEQUENCES UNDER THE ALTERNATIVE MINIMUM TAX. This Option shall become first exercisable in _____ (__) installments with the first installment becoming first exercisable on _____________, 2000 and subsequent installments becoming first exercisable according to the following table:

Date:                   ________        _________        __________

Options Exercisable:     ________       _________        __________

     In no event shall the aggregate fair market value of stock (determined as of the date of grant of the Option) with respect to which Options become first exercisable by the Optionee in any calendar year exceed One Hundred Thousand Dollars ($100,000.00).

     (2)  TERMINATION OF OPTION.
          ---------------------

          MAXIMUM OPTION TERM.  The unexercised portion of this Option shall
          -------------------
          automatically and without notice terminate and become null and void in

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 1 of 8 Pages all events after ten (10) years from the date of grant.
          Notwithstanding the foregoing, no Option granted to an Optionee who is deemed to be a 10% Shareholder may be exercised after the expiration of five (5) years from the date it is granted.

          DEATH OF OPTIONEE.
          -----------------

          (i) Notwithstanding Section 2(C) of this Agreement, upon the death of the Optionee, any Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Option and twelve (12) months after the Optionee's death. Any Option not then exercisable is forfeited upon death.

          (ii) The provisions of this Subsection (2)(B) shall apply notwithstanding the fact that the Optionee's employment may have terminated by reason of permanent disability prior to death, but only to the extent of any Options exercisable on the date of death.

          DISABILITY.  Upon the termination of the Optionee's employment by
          ----------
          reason of permanent disability (as determined by the Board), the Optionee may, within twelve (12) months from the date of such termination of employment, exercise any Options to the extent such Options were exercisable at the date of such termination of employment due to disability; provided, that such exercise also occurs within the remaining Option Term. Any Options not then exercisable are forfeited.

          TERMINATION FOR OTHER REASONS.  Except as provided in Sections (2)(B)
          -----------------------------
          and (2)(C) or except as otherwise determined by the Board, all Options shall automatically terminate (3) months after termination of the Optionee's employment.

     (3)  EXERCISE OF OPTION.  This Option shall be exercised by the Optionee
          ------------------
(or by his executors or administrators, as provided in Section [2] of this Agreement) as to all or part of the shares covered hereby which are then exercisable under the terms of this Agreement, by the giving of written notice of such exercise, in substantially the form set forth in Exhibit A, attached
                                                         ---------
hereto and incorporated herein for all purposes, to the Company specifying the number of shares to be purchased and specifying a business day within the maximum term of the Option (the "Exercise Date") not less

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 2 of 8 Pages than five (5) days nor more than one (1) month from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased. The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice and to exercise the right on the date specified in the notice. Upon payment by cashier's check of all amounts due from the Optionee upon exercise of this Option, the Company shall cause certificates for any shares to be delivered to the Optionee (or the person exercising the Optionee's options in the event of his death) at its principal business office within ten (10) business days after the Exercise Date or in all events within the maximum term of the Option.

     (4)  OPTION PRICE.  If the Optionee is not deemed to be a 10% Shareholder,
          ------------
the purchase price for shares to be purchased pursuant to this Agreement (the "Option Price") for each share shall be One Hundred Percent (100%) of the fair market value as determined by the Board of the Common Stock on the date the Option is granted. For any Optionee who is deemed to be a 10% Shareholder under the rules applicable to incentive stock options under Section 422 of the Code, the Option Price shall be One Hundred Ten Percent (110%) of such fair market value. Payment of the Option Price shall be made by cashier's check. The Board of Directors of the Company has determined the fair market value per share of Common Stock as of the date of grant of this Option to be _______________________ ($___).

     (5)  NO RIGHTS PRIOR TO ISSUANCE OF CERTIFICATE.  Neither the Optionee nor
          ------------------------------------------
his heirs, executors or administrators shall have any of the rights of a shareholder of the Company with respect to the shares subject to this Option until a certificate or certificates for such shares shall have been issued upon the exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

     (6)  NONASSIGNABILITY.  This Option shall not be assignable or transferable
          ----------------
by the Optionee other than by will or the laws of descent and distribution, and during the Optionee's lifetime shall be exercisable only by him (or his legal guardian or representative).

     (7)  ADJUSTMENT FOR CORPORATE EVENTS.  In the event of any stock split,
          -------------------------------
stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of this Option is outstanding but unexercised, or if the Company participates in any transaction resulting in a corporate merger, consolidation, acquisition of property or stock, separation, reorganization (where the Company is the surviving entity) or liquidation, the Board of Directors of the Company or any surviving corporation shall take such action as is permitted by Section (11) of the Plan to prevent dilution.

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 3 of 8 Pages

     (8)  REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE; LEGEND.  The Optionee,
          ------------------------------------------------------
by his acceptance hereof, represents and warrants to the Company that his purchase of shares of Common Stock upon the exercise hereof shall be for investment and not with a view to distribution, provided that this representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933 or without such representation and warranty is exempt from registration under the Securities Act of 1933. The Optionee agrees that the obligation of the Company to issue shares upon the exercise of an option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of this Option.

     (9)  EMPLOYMENT WITH THE COMPANY.  As used herein, the term "employment
          ---------------------------
with the Company" shall include employment with the Company or with any of its subsidiaries.

     (10) ADDITIONAL OPTIONEE ACKNOWLEDGMENTS.  The Optionee acknowledges
          -----------------------------------
receipt of a copy of the Plan, which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board, as that term is defined in the Plan, upon any questions arising under the Plan or this Agreement. The Optionee further acknowledges that, in order to obtain the favorable income tax treatment provided by the Code for stock acquired pursuant to incentive stock options, the Optionee may not dispose of stock acquired by exercise of the Option within two
(2) years of the date of grant of the Option or within one (1) year of the date of the actual transfer of Common Stock to him. The Optionee further acknowledges that he must hold the Common Stock for more than eighteen (18) months to obtain long-term capital gains tax rates on a sale of the Common Stock. The Optionee acknowledges that material adverse alternative minimum tax consequences may result from exercise of an Option.

     (11) LEGAL CONSTRUCTION.  In the event that any one or more of the terms,
          ------------------
provisions or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal or unenforceable term, provision or agreement shall not affect any other term, provision or agreement that is contained in this Agreement and

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 4 of 8 Pages this Agreement shall be construed in all respects as if the invalid, illegal or unenforceable term, provision or agreement had never been contained herein.

     (12) COVENANTS AND AGREEMENTS AS INDEPENDENT AGREEMENTS.  Each of the
          --------------------------------------------------
covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     (13) ENTIRE AGREEMENT.  This Agreement, and the exhibit, which is attached
          ----------------
hereto and incorporated herein for all purposes, together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and constitute the sole and only agreements between the Parties with respect to the said subject matter. All prior negotiations and agreements between the Parties with respect to the subject matter hereof are merged into this Agreement and the Plan. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement and in the attached exhibit or the Plan shall not be valid or binding or of any force or effect.

     (14) PARTIES BOUND.  The terms, provisions, representations, warranties,
          -------------
covenants and agreements that are contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns.

     (15) TEXAS LAW TO APPLY.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED
          ------------------
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).

     (16) MODIFICATION.  No change or modification of this Agreement shall be
          ------------
valid or binding upon the Parties unless the change or modification is in writing and signed by the Parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Option to the extent permitted in the Plan.

     (17) TIME.  Time is of the essence in the performance of this Agreement.
          ----

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 5 of 8 Pages

     (18) HEADINGS.  The headings that are used in this Agreement are used for
          --------
reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     (19) GENDER AND NUMBER.  Words of any gender used in this Agreement shall
          -----------------
be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     (20) NOTICE.  Any notice required or permitted to be delivered hereunder
          ------
shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

          (A) Notice to the Company shall be addressed and delivered as follows:

               RETRACTABLE TECHNOLOGIES, INC.
               POST OFFICE BOX 9
               511 LOBO LANE
               LITTLE ELM, TEXAS 75068-0009

               ATTENTION:  THOMAS J. SHAW
                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

          (B) Notice to the Optionee shall be addressed and delivered as follows:




     IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized President as of the ____ day of May, 1999.

                                 RETRACTABLE TECHNOLOGIES, INC.


                                 By:________________________________________
                                        Thomas J. Shaw
                                        President and Chief Executive Officer

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 6 of 8 Pages

ATTEST:


________________________________
Lillian E. Salerno Secretary


                                        ACCEPTED AND AGREED TO:

                                        ________________________________________
                                        Optionee
                                        Date: __________________________________

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 7 of 8 Pages

                                  EXHIBIT "A"
                     NOTICE OF EXERCISE OF 1999 INCENTIVE
                   STOCK OPTION AND RECORD OF STOCK TRANSFER

To:  Retractable Technologies, Inc.

     I hereby exercise (all/a portion of) my 1999 Incentive Stock Option granted by RETRACTABLE TECHNOLOGIES, INC., as of ______________, ____, subject to all the terms and provisions thereof and of the 1999 Stock Option Plan referred to therein, and notify you of my desire to purchase ______________ shares of Common Stock of the Company which were offered to me pursuant to said Option.

     The Option Price due for this purchase is $______________________ in cash.

DATED:    __________________, ____.
          "Date of Notice"

I select the following Exercise Date:  ________________________, ____.
 (Not less than five days nor more than one [1] month from the Date of Notice)


                              ____________________________________________

                              Social Security No.:________________________


     Receipt is hereby acknowledged of the delivery to me by RETRACTABLE TECHNOLOGIES, INC. on ________ of stock certificate #________, dated ________, for ________ shares of the Company's Common Stock purchased by me pursuant to the terms and conditions of the 1999 Stock Option Plan referred to above.


                              ____________________________________________

                              Social Security No.:________________________

Retractable Technologies, Inc. 1999
Incentive Stock Option Agreement - Page 8 of 8 Pages